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                                                                   EXHIBIT 10.28


                              DOMINION HOMES, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                                                       Effective January 1, 2003

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                                                                   EXHIBIT 10.28

                              DOMINION HOMES, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                  1.00 Purpose

Effective January 1, 2003, Dominion Homes, Inc. establishes the Dominion Homes, Inc. Supplemental Executive Retirement Plan to provide the benefits described in this document. This Plan is intended to be an unfunded, nonqualified program of deferred compensation within the meaning of Title I of ERISA.

                                2.00 Definitions

Whenever used in this Plan, the following words and phrases will have the meanings given to them in this section, unless another meaning is expressly provided elsewhere in this Plan. Also, the form of any term will include all of its other forms. Other words and phrases also may be defined in the Plan text.

2.01     Account: The account established for each Participant under Section
4.01.

2.02 Beneficiary: The person a Member names to receive the balance of a Participant's Account that is payable under Section 5.01.

2.03     Board: The Employer's board of directors or other governing body.

2.04     Cause:

         [1] Any unauthorized disclosure of the Group's (or any Group Member's) business practices or accounts to a competitor that results in serious damage to the Group (or to any Group Member);

         [2] Willful and wrongful misappropriation of funds, property or rights of the Group (or of any Group Member) that results in serious damage to the Group (or to any Group Member);

         [3] Willful and wrongful destruction of business records or other property that results in serious damage to the Group or to any Group Member;

         [4] Conviction of a felony involving moral turpitude;

         [5] Conviction of a misdemeanor involving moral turpitude but only if the conviction arose as part of a plea bargain and relates to acts that were originally charged as felonies;

         [6] Gross and willful misconduct that results in serious damage to the Group or to any Group Member;

         [7] Material breach of, or inability to perform, regularly assigned duties, other than by reason of disability (as defined in the Company's short-term disability plan); or

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         [8] A Member's failure to return to active employment with a Group
         Member within 30 days after the end of any disability (as defined in the Company's short-term disability plan) but only if that period ends before the Participant's Retirement Age.

2.05 Change in Control: The occurrence of the first of any of the following events:

         [1] Douglas Borror and David Borror both cease to be members of Company's Board of Directors; or

         [2] Any direct or indirect acquisition by a "person," including a "group" [as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Act")] after which the "person" or "group" is the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than 40 percent of the combined voting power of the Company's then outstanding securities; provided, however, that "person" or "group" will not include [a] the Company, [b] any entity under common control with the Company (within the meaning of Code (S)414), [c] BRC Properties Inc. or any of its shareholders or members of the family [as defined in Code (S)318] of Donald Borror or [d] any employee benefit plan of any entity described in Section 2.05[2][a], [b] and/or [c] of this definition; or

         [3] The adoption or authorization by the shareholders of the Company of a definitive agreement or a series of related agreements [a] for the merger or other business combination of the Company with or into another entity in which the shareholders of the Company immediately before the effective date of that merger or other business combination own less than 50 percent of the voting power in the entity immediately after the effective date of that merger or other business combination; or [b] for the sale or other disposition of all or substantially all of the assets of the Company; or

         [4] The adoption by the shareholders of the Company of a plan relating to the liquidation or dissolution of the Company.

2.06     Code: The Internal Revenue Code of 1986, as amended.

2.07     Committee: The Compensation Committee of the Company's Board of
Directors.

2.08     Company. Dominion Homes, Inc., an Ohio corporation.

2.09     Effective Date: January 1, 2003.

2.10 Eligible Employee: Each person employed by a Group Member who also is a member of its select group of management employees or is a highly compensated employee within the meaning of Title I of ERISA.

2.11 Employer: The Group Member by which a Member is directly employed on the date of any event, act or occurrence described in this Plan.

2.12 Employer Contribution: The amount credited to each Participant's Account calculated under the procedure described in each Participant's Notice of Participation.

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2.13     Enrollment Form: The form described in Section 3.01 that each
Participant must complete before beginning to accrue a Plan benefit. Although, this form is attached as Exhibit B, its terms may vary between Participants and may be changed at any time. Any modification to Exhibit B will not be a Plan amendment for purposes of Section 8.00.

2.14     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

2.15 Good Reason: Without the affected Participant's written consent, one or more of the following events that occurs while he or she is a Participant and that occurs other than in connection with the Participant's Termination:

         [1] A material reduction in the Participant's compensation;

         [2] A material reduction in the value (stated as a percentage of taxable compensation) of the Participant's fringe benefits to a level that is materially less than the value (stated as a percentage of taxable compensation) of comparable benefits provided generally to other actively employed similarly situated executives of the Employer, unless the Employer agrees to fully compensate the Employee for any such material reduction;

         [3] The permanent assignment to the Employee of duties inconsistent in any material respect with his or her position (including, without limitation, his or her status, office and title), authority, duties or responsibilities normally allotted to the Participant or any other action that results in a material diminution in the Participant's position, authority, duties or responsibilities; or

         [4] Any material breach by the Company or the Employer (or the Company's or the Employer's inability to perform) its normal obligations to the Participant.

2.16     Group: The Company and its subsidiaries and affiliated entities.

2.17     Group Member: Each member of the Group.

2.18     Investment Fund: The funds established by the Committee under Section
4.00 to measure the investment gains and losses allocable to each Participant's Account.

2.19     Member. Collectively, [1] a Participant or [2] a former Participant.

2.20 Notice of Participation: The form described in Section 3.01 that describes the material terms under which an Eligible Employee may become a Participant and earn a Plan benefit. Although this form is attached as Exhibit A, its terms may vary between Participants and may be changed at any time. Any modification to Exhibit A will not be a Plan amendment for purposes of Section 8.00.

2.21 Participant: An Eligible Employee who has met and continues to meet the conditions described in Section 3.00. A Participant's participation will end automatically and he or she will become a Member for any period [1] after Termination or [2] before Termination but during which he or she is not an Eligible Employee.

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2.22     Plan: The Dominion Homes, Inc. Supplemental Executive Retirement Plan,
as described in this document and any amendments to it.

2.23 Plan Year: The 12-consecutive-month periods beginning on the Effective Date and anniversaries of the Effective Date.

2.24 Retirement Age: The date a Participant [1] Terminates for any reason other than death on or after reaching age 55 or [2] is deemed to be disabled (as defined in the Company's short-term disability plan) at any time within 30 days before (or any time after) reaching age 55.

2.25 Termination: Termination of the employee-employer relationship between a Member and each Group Member for any reason other than death, whether or not the Member subsequently becomes a consultant or adviser to the Employer or serves as a member of the Board.

2.26     Triggering Event: The earliest of any of the following to occur:

         [1] Both [a] the Participant completes the number of months of Plan participation specified in his or her Notice of Participation and [b] the Company's net worth (calculated by applying standard accounting principles) first exceeds the amount specified in each Participant's Notice of Participation; or

         [2] A Change in Control.

2.27 Valuation Date: The last day of each Plan Year unless the Committee, in its sole discretion, decides that more frequent valuations are needed for any reason.

                               3.00 Participation

3.01     Eligibility and Election to Participate.

         [1] In its sole discretion, each Employer will decide which of its Eligible Employees may participate in the Plan and the earliest date on which they may participate. An Eligible Employee will continue to participate until the earlier of the date he or she [a] is no longer an Eligible Employee, [b] Terminates or [c] is excluded (for any reason or for no reason) from the Plan by his or her Employer.

         [2]      The Committee (and the Employer) will prepare a Notice of
         Participation for each Eligible Employee who is to become a Participant. This notice will specify:

                  [a] The date the Eligible Employee may begin to earn a benefit;

                  [b] The Triggering Events applicable to that Eligible
                  Employee;

                  [c] The means of calculating the Participant's Employer Contribution; and

                  [d] Any other term or provision specially affecting the Participant's benefit or participation in the Plan.

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         Before an Eligible Employee may participate in the Plan, he or she must sign and return the Notice of Participation to the Committee.

         [3]      Before an Eligible Employee may participate in the Plan, he or she must complete an Enrollment Form:

                  [a] Naming a Beneficiary;

                  [b] Specifying the date his or her Account will be distributed;

                  [c] Specifying how the value of his or her Account will be distributed; and

                  [d] Providing any other information the Committee may reasonably request.

         [4]      The Enrollment Form and Notice of Participation:

                  [a] Must be completed and returned to the Committee no later than December 31 of the calendar year preceding the calendar year during which the Eligible Employee intends to participate in the Plan or within 30 days after receiving a Notice of Participation from the Committee;

                  [b] Will remain in effect until revoked or amended. However, any change to the Enrollment Form affecting the date Plan benefits will be paid or the form in which they will be paid must be filed no later than 12 months before the date benefits otherwise would begin (any revocation or amendment made fewer than 12 months before the distribution date will be disregarded).

3.02     Designation of Beneficiary

         [1]      Each Member may designate one or more Beneficiaries on the appropriate section of an Enrollment Form. Unless a Member who designates more than one Beneficiary also specifies the sequence or the portion of the death benefit to be paid to each Beneficiary, the death benefit will be paid in equal shares to all named Beneficiaries.

         [2]      A Member may change his or her Beneficiary at any time by
         identifying the new Beneficiary on the appropriate section of an Enrollment Form and delivering that completed form to the Committee. That change will be effective on the date the completed form is received by the Committee or, if later, on the date specified by the Member. However, no change of Beneficiary will be effective until the revised designation is received by the Committee. The identity of a Member's Beneficiary will be based only on the designation made in an Enrollment Form delivered to the Committee and will not be inferred from any other evidence.

         [3]      If a Member has not made an effective Beneficiary designation or if all of his or her Beneficiaries die before the Member, the death benefits described in Section 5.01 will be paid to the Member's surviving spouse. If there is no surviving spouse, these death benefits will be paid [a] to the Member's issue, then living, per stirpes; or, if there are none, [b] to the Member's executors or administrators. Any minor's share of a Plan death

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         benefit will be paid to the adult who has been appointed to act as the minor's legal guardian and who has assumed custody and support of that minor.

         [4]      The Member and the Beneficiary (and not the Committee) are
         responsible for ensuring that the Committee has the Beneficiary's current address.

                           4.00 Participants' Accounts

4.01 Establishing Accounts. The Committee will establish an Account for each Participant to record:

         [1]      The Employer Contribution credited for that Participant,
         adjusted by net income, gains and losses attributable to those credits as provided in Section 4.03; minus

         [2]      Any distributions made from the Account.

4.02 Investment Funds. The Committee will establish and maintain one or more Investment Funds that will be used to measure the value of a Member's Account and will account for each Investment Fund as if that investment had actually been made. Participants will have no control over the selection of any Investment Fund or over the proportion of his or her Account that will be valued with reference to any Investment Fund.

4.03 Valuation of Investment Funds and Accounts. As of each Valuation Date, the Committee will establish the value of each Investment Fund. This value will be compared to the value of the same fund as of the most recent Valuation Date. The difference will be credited as an increase or diminution to each Member's Account in the same proportion that the value of the Member's Account deemed invested in each Investment Fund bears to the value of all Members' Accounts deemed invested in each Investment Fund.

4.04     Vesting.  Each Member will be fully vested in his or her Account only:

         [1]      If he or she Terminates for reasons other than death after the occurrence of a Triggering Event; and

         [2]      That Termination:

                  [a] Occurred after the Participant's Retirement Age;

                  [b] Occurred for Good Reason, whether or not the Participant had then reached his or her Retirement Age but only if [i] the Participant notifies his or her Employer of the event believed to constitute "Good Reason," [ii] that notice is given, in writing, no more than 10 days after the cited event occurred or began, whichever is earlier and [iii] the Employer does not cure the "Good Reason" cited within 10 days after receipt of that notice; or

                  [c] Was Terminated by the Employer for reasons other than Cause, whether or not the Participant had then reached his or her Retirement Age.

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         [3] Regardless of any other provision of this Plan, if a Participant
         Terminates because of death, no benefit will be paid from this Plan and the dead Participant's Account will be fully and irrevocably forfeited.

                       5.00 Distribution of Plan Benefits

5.01 Time and Form of Payment. Except as provided elsewhere in this section, the value of each Member's Account (determined under Section 4.00) will be distributed to the Member (or to his or her Beneficiary if the Member dies after Termination but before the value of his or her Account has been fully distributed) in a lump sum beginning no later than 60 days after the Participant Terminates. This distribution may be made in cash or by distributing any insurance policy purchased as a source of the Member's Plan benefit.

5.02     Distribution Options.

         [1] With the Committee's consent, which may be withheld for any reason or for no reason, and subject to the rules described in this section, a Member may elect to receive the value of his or her Account (determined under Section 4.00) in annual cash installments beginning at a date that is later than that provided in Section 5.01 or in a lump sum cash distribution at a date that is later than that provided in Section
         5.01. However:

                  [a] This election (and any changes to it) must be made on an Enrollment Form in a manner that complies with Section 3.01;

                  [b] Benefits must begin no later than the January 1 that follows that date the electing Member reaches age 65 or, if later, the date he or she Terminates; and

                  [c] The period over which installments are to be paid may not be longer than 10 years.

         [2]      The amount of any deferred distribution will be calculated under the following rules:

                  [a] In the case of a lump sum distribution, the payment will be equal to the value of the Member's Account on the most recent Valuation Date; and

                  [b] In the case of annual installments, the payment will be equal to the Member's Account value as of the most recent Valuation Date divided by the remaining years over which the distribution is to be made.

         [3]      If a Member has elected to defer his or benefit (or to receive the benefit in the form of annual installments) but dies before receiving his or her entire Account balance, the unpaid benefit attributable to the dead Member will be paid in a single lump sum cash payment to the dead Member's Beneficiary.

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5.03     Special Distribution

If any taxing authority finally establishes that a Member or Beneficiary is constructively in receipt of any Plan benefit that has not actually been distributed and that the Member or Beneficiary is immediately liable for any income or other taxes (other than any taxes within the scope of Section 6.02) that normally would not be imposed until the benefit is actually paid, the Employer will immediately distribute to the Member or Beneficiary a lump sum amount equal to that which the taxing authority has deemed the Member or Beneficiary to have constructively received.

5.04     Repayment Upon Occurrence of Certain Events.

         [1] Regardless of any other provision of this Plan, if, within 12-consecutive calendar months beginning after the first payment is made under either Section 5.01 or 5.02, the Member "competes" with the Group (or any Group Member), the Member (or the Member's Beneficiary if the competitive activity began within 12 months of the Member's death or is not discovered until after the Member's death) agrees to repay all amounts distributed to him or her under this Plan.

         [2]      For purposes of this section, "compete" means:

                  [a] Anywhere in the State of Ohio or in any other state in which any Group Member is conducting business when benefits are paid, the Member, without the written consent of the Company, provides advice with respect to, engages in or directly or indirectly supervises or assists the provision of any service or sale of any product that competes with any service or product of any Group Member; or

                  [b] Anywhere in any state, accept employment with, the Member provides advice to, or engages in or directly or indirectly supervises or assists the provision of any service or sale of any product by any person, company, partnership, corporation or other entity that builds homes, develops land or otherwise competes with any Group Member in any market, city or area in which a Group Member conducts business when benefits are paid.

                                   6.00 Taxes

6.01 Withholding for Taxes Due on Plan Payments. Regardless of any other provision of this Plan, any payment due under Section 5.00 will be reduced by the amount of any federal, state and local income and wage taxes the Employer is required to withhold under any applicable law or regulation from any payment made under Section 5.00.

6.02 Withholding for Taxes Due Before Payments Begin. The Committee and each Member will agree on the method to be applied to pay the Member's portion of any employment, wage and other taxes imposed under any applicable law or regulation on any Plan benefit before that benefit is paid to the Member. If the Committee and the Member fail to agree on the method to be applied, the Employer will withhold the amount of the Member's liability from his or her other compensation.

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                               7.00 Administration

7.01     Appointment of Committee.  The Committee will administer the Plan.

7.02 Powers and Duties. The Committee is fully empowered to exercise complete discretion to administer the Plan and to construe and apply all of its provisions. These powers and duties include:

         [1] Subject to Sections 7.07 and 7.08, resolving disputes that may arise with regard to the rights of each Member and his or her legal representatives under the terms of the Plan. The Committee's decisions in these matters will be final in each case;

         [2] Obtaining from the Employer and each Member information that the Committee needs to determine the Member's rights and benefits under the Plan. The Committee may rely conclusively upon any information furnished by the Employer or the Member; [3] Compiling and maintaining all records it needs to administer the Plan;

         [4] Upon request, furnishing each Employer with reasonable and appropriate reports of its administration of the Plan;

         [5] Authorizing the distribution of all benefits that are payable under the Plan;

         [6] Engaging legal, administrative, actuarial, investment, accounting, consulting and other professional services that the Committee believes are necessary and appropriate;

         [7] Adopting rules and regulations for the administration of the Plan that are not inconsistent with the terms of the Plan; and

         [8] Doing and performing any other acts provided for in the Plan.

Also, the Committee may delegate any of the powers and duties described in Sections 7.02[2] through [4] to any other person or organization, as it deems appropriate.

7.03 Actions by the Committee. The Committee may act at a meeting, or in writing without a meeting, by the vote or assent of a majority of its members. The Committee will appoint one of its members to act as secretary to record all Committee actions. The Committee also may authorize one or more of its members to execute papers and perform other ministerial duties on behalf of the Committee. No member of the Committee may participate in any Committee action that directly affects that person's individual interest in the Plan; these matters will be determined by a majority of other Committee members.

7.04 Indemnification. The Committee will be indemnified to the fullest extent permitted by the Employer's organizational documents.

7.05 Conclusiveness of Action. Subject to Sections 7.07 and 7.08, any action on matters within the discretion of the Committee will be conclusive, final and binding upon each Member and upon all persons claiming any rights under the Plan.

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7.06     Payment of Expenses.

         [1] Committee members will not be separately compensated for their services as Committee members. However, the Employer will reimburse Committee members for all appropriate expenses they incur while carrying out their Plan duties.

         [2] The compensation or fees of accountants, counsel and other specialists and any other costs of administering the Plan will be paid by the Company.

7.07     Claims Procedure.

         [1] Any Member (or any Beneficiary) may file a claim with the Committee if he or she believes that he or she is entitled to an unpaid Plan benefit.

         [2] If a claim is wholly or partially denied, the Committee will send a written notice of denial to the claimant. This notice must be written in a manner calculated to be understood by the claimant and must include:

             [a] The specific reason or reasons for which the claim was denied;

             [b] Specific reference to pertinent Plan provisions, rules, procedures or protocols upon which the Committee relied to deny the claim;

             [c] A description of any additional material or information that the claimant may file to perfect the claim and an explanation of why this material or information is necessary; and

             [d] A description of the steps the claimant may take to appeal an adverse determination, including a statement that the claimant may file suit under ERISA (S)502 if there is an adverse decision on any appeal.

         The Committee will render its decision within 90 days of receiving a benefit claim. However, if special circumstances (such as the need for additional information) require additional time, this decision will be rendered as soon as possible, but not later than 180 days after receipt of the claim and only if the Committee notifies the claimant, in writing, that it needs more time to review a claim and why that additional time is needed.

         [3] If a claim has been wholly or partially denied, the affected claimant, or his or her authorized representative, may:

             [a] Request that the Committee reconsider its initial denial by filing a written appeal no more than 60 days after receiving written notice that all or part of the initial claim was denied;

             [b] Review pertinent documents and other material upon which the Committee relied when denying the initial claim; and

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

             [c] Submit a written description of the reasons for which the claimant disagrees with the Committee's initial adverse decision.

         An appeal of an initial denial of benefits and all supporting material must be made in writing and directed to the Committee. The Committee is solely responsible for reviewing all benefit claims and appeals and taking all appropriate steps to implement its decision.

         The Committee's decision on review will be sent to the claimant in writing and will include specific reasons for the decision, written in a manner calculated to be understood by the claimant, specific references to the pertinent Plan provisions, rules, procedures or protocols upon which the Committee relied to deny the appeal, and a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents relevant to the claim.

         The Committee will render its decision within 60 days of receiving a benefit appeal. However, if special circumstances (such as the need to hold a hearing on any matter pertaining to the denied claim) require additional time, this decision will be rendered as soon as possible, but not later than 120 days after receipt of the claimant's written appeal and only if the Committee notifies the claimant, in writing, that it needs more time to review an appeal and why that additional time is needed.

7.08 Arbitration. Binding arbitration will be the exclusive means of resolving all disputes or questions not resolved to the claimant's satisfaction through the claims procedure described in Section 7.07.

         [1] After exhausting the procedures described in Section 7.07, the claimant may initiate arbitration by giving written notice to the Committee specifying the subject of the requested arbitration.

         [2] The arbitration will take place in Columbus, Ohio (or another location mutually agreed upon by the claimant and the Committee) and will be conducted in accordance with the rules of the American Arbitration Association in effect when the arbitration begins by three arbitrators, one appointed by each party and a third appointed by those two arbitrators. The Committee and the claimant (in his own behalf and on behalf of all other claimants) each waive any right to a jury trial with respect to any matter arising from this Plan.

         [3] Any determination or award made or approved by the arbitrator will be final and binding on the claimant and the Employer. Judgment upon any award made in any arbitration may be entered and enforced in any court having competent jurisdiction.

         [4] The arbitrators will have no authority to add to, alter, amend or refuse to enforce any portion of this Plan or to award punitive damages against the Employer or the claimant.

         [5] The costs of arbitration (excluding legal and other professional fees incurred) will be borne solely by the Employer regardless of the result of the arbitration.

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                               8.00  Plan Amendment

The Company, by action of the Board, may modify, alter or amend the Plan at any time. However, no amendment may affect any Member's or Beneficiary's right to receive the value of benefits accrued under the Plan before the effective date of that amendment unless the affected Member agrees to that reduction in a separate written agreement. If an amendment changes the vesting schedule described in Section 4.04, an affected Member may elect to have his or her vested rights computed without regard to that amendment, but only if the affected Member files a written election to this effect with the Committee during the period beginning on the date the amendment is adopted and ending on the later of [1] 60 days after the date the amendment is adopted, [2] 60 days after the amendment is effective or [3] 60 days after the affected Member is issued a written notice of the amendment.

                            9.00  Termination of Plan

9.01 Right to Terminate. The Company, by action of the Board, may terminate the Plan in whole or in part at any time. However, no termination may affect any Member's or Beneficiary's right to receive the value of benefits accrued under the Plan before the effective date of that termination unless the affected Member agrees to that reduction in a separate written agreement. The Committee may [1] distribute an affected Member's Account at the time the Plan terminates or partially terminates, even if this date is earlier than the date benefits otherwise would be distributed under Section 5.00 or [2] hold those benefits until they are otherwise payable under the terms of the Plan. However, no change to an Enrollment Form or a Notice of Participation will constitute a Plan amendment for purposes of this section.

9.02 Automatic Termination. This Plan will automatically terminate as of the date all Members and their Beneficiaries have received all of the benefits due under the terms of this document.

9.03 Merger and Consolidation. If the Plan is merged into or consolidated with any other plan, each affected Member will be entitled to a benefit immediately after the merger or consolidation (determined as if the surviving plan had then terminated) at least equal to the benefit he or she had accrued immediately before the merger or consolidation (determined as if the Plan terminated immediately before that merger or consolidation).

9.04 Successor Employer. If the Employer dissolves, reorganizes, merges into or consolidates with another entity, provision may be made by which the successor will continue the Plan, in which case the successor will be substituted for the Employer under the terms and provisions of this Plan. The substitution of the successor for the Employer will constitute an assumption by the successor of all Plan liabilities and the successor will have all of the powers, duties and responsibilities of the Employer under the Plan.

                                  10.00 Funding

This Plan constitutes an unfunded, unsecured promise by the Employer to pay only those benefits that are accrued by Members under the terms of the Plan. Neither the Company nor any other Group Member is required to segregate any assets into a fund established exclusively to pay Plan benefits unless the Company, in its sole discretion, establishes a trust for this purpose.

Neither the Company nor any other Group Member will be liable for the payment of Plan benefits that are actually paid from a trust established for that purpose. Also, Members have only the rights of a general unsecured creditor and do not have any interest in or right to any specific asset of any Group Member. Nothing in this Plan constitutes a guaranty by any Group Member or any other entity or person that the assets of the Employer or any other entity will be sufficient to pay Plan benefits.

                               11.00  Miscellaneous

11.01 Voluntary Plan. The Plan is purely voluntary on the part of the Employer; neither the establishment of the Plan nor any amendment to it nor the creation of any fund or account nor the payment of any benefits may be construed as giving any person [1] a legal or equitable right against any Group Member or the Committee other than those specifically granted under the Plan or conferred by affirmative action of the Company or the Employer in a manner that is consistent with the terms and provisions of this Plan or [2] the right to be retained as an employee.

11.02 Nonalienation of Benefits. Except as specifically provided in this document, Members' rights to receive Plan benefits may not be assigned, transferred, pledged or encumbered, including by will or by applicable laws of descent and distribution. Any attempt to assign, transfer, pledge, encumber or devise a Plan benefit will be null and void and of no legal effect.

11.03 Inability to Receive Benefits. Any Plan benefit payable to a Member or Beneficiary after he or she is declared incompetent will be paid to the guardian, conservator or other person legally charged with the care of his or her person or estate. Also, if the Committee, in its sole discretion, concludes that a Member or Beneficiary is unable to manage his or her financial affairs, the Committee may, but is not required to, direct the Employer to distribute Plan benefits to any one or more of his or her spouse, lineal ascendants or descendants or other close living relatives of the Member or Beneficiary who demonstrate to the satisfaction of the Committee the propriety of those distributions. Any payment made under this section will completely discharge the Plan's liability with respect to that payment. The Committee is not required to see to the application of any distribution made to any person.

11.04 Lost Distributees. Each Member and Beneficiary is obliged to keep the Committee apprised of his or her current mailing address. The Committee's obligation to search for any Member or Beneficiary is limited to sending a registered or certified letter to the Member's or Beneficiary's last known address. If the Member or Beneficiary does not file a claim for benefits with the Committee, all unpaid Plan benefits will be forfeited no later than 12 months after benefits are otherwise payable.

11.05 Limitation of Rights. Nothing in the Plan, expressed or implied, is intended or may be construed as conferring upon or giving to any person, firm or association (other than the Employer, Members and Beneficiaries) any right, remedy or claim under or by reason of this Plan.

11.06 Invalid Provision. If any provision of this Plan is held to be illegal or invalid for any reason, the Plan will be construed and enforced as if the offending provision had not been included in the Plan. However, that determination will not affect the legality or validity of the remaining parts of this Plan.

11.07 One Plan. This Plan may be executed in any number of counterparts, each of which will be deemed to be an original.

11.08 Governing Law. The Plan will be governed by and construed in accordance with the laws of the United States and, to the extent applicable, the laws of Ohio.

11.09 Coordination with Other Plans. Members' rights to any benefits accrued or payable under this Plan will be determined solely by reference to the terms of this Plan document and will be unaffected by any other document or agreement between Members and the Employer.

11.10 Extension of Plan to Group Members. By action of its Board of Directors, the Company may extend participation of this Plan to other Group Members but only if the boards of directors or governing body of the other Group Members accept participation in the Plan, agree to the terms of the Plan and delegate to the Company and the Committee the authority to amend, terminate and administer the Plan according to its terms.

                                 DOMINION HOMES, INC.

                                 By: /s/ Robert A. Meyer, Jr.
                                     ----------------------------------

                                 Title: Senior Vice President
                                       --------------------------------

                                  ATTACHMENT A

                                       TO

                              DOMINION HOMES, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                             NOTICE OF PARTICIPATION

You have been designated as a Participant in the Dominion Homes, Inc. Supplemental Executive Retirement Plan. Your participation is subject to the terms of the Plan (a complete copy of which is attached) and to the additional terms described in this notice. However, there are several things you should know:

First, your participation is subject to the terms and conditions specified in the Plan and in this notice.

Second, several terms used in this notice are defined in the Plan. These terms are capitalized. To be sure that you understand the effect of your participation, you should review the Plan document carefully.

Third, you must sign this form and return a copy to the Committee at the address shown at the end of this notice. You also must complete and return to the Committee a completed Enrollment Form. Instructions for completing the Enrollment Form are included in that form.

Fourth, you may participate in this Plan only if you also sign the endorsement split-dollar agreement that you are receiving simultaneously.

Finally, by signing this notice you also will be agreeing to transfer to the Employer your ownership interest in the insurance policy that was the subject of split-dollar insurance agreement you previously signed. This transfer of ownership also is a condition to your participation in this Plan.

If you have any questions about this notice, please contact the Committee at the address shown at the end of this notice.

                           1.00  Terms of Participation

The Plan imposes several conditions on the promised benefit. Many of these are unique to each Participant. In your case, the following provisions will apply:

       .  Your participation is effective on _________________.

       . The amount of the Employer Contribution (see Plan Sections 2.12 and 4.01) will be:
          . $____________, for 2003; and

       . $____________, for subsequent years, plus any additional amount specified by the Committee.

    .  Your Triggering Events (see Plan Sections 2.26 and 4.04) will be:

       . The date you complete _____ months of Plan participation and the Company's net worth (calculated by applying standard accounting principles) first exceeds $_________________ (both conditions must be met before this Triggering Event will occur); or

       .  A Change in Control.

                              2.00  Acknowledgement

I acknowledge and agree, on my own behalf and on behalf of my Beneficiary and my heirs and assigns, that [1] the Plan is unfunded and is maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees (as defined in the Employee Retirement Income Security Act of 1974, as amended), [2] I may lose all or part of my Plan benefit (including any unpaid installments) if my employer becomes bankrupt, [3] I may not earn a benefit for any period I am not an Eligible Employee, [4] I have no right or claim to receive amounts credited to my Accounts other than those specifically granted by the terms of the Plan, [5] I have read and understand the terms of the Plan, [6] any disputes relating to the Plan must be resolved through procedures described in Plan Sections 7.07 and 7.08, [7] if I "compete" (as defined in Plan Section 5.04) I agree to repay any Plan benefit I have received, and [8] by signing this Acknowledgement I also am transferring to my Employer my ownership interest in the insurance policy that was the subject of the split-dollar agreement I previously signed.


__________________________          ____________________________________
           Date                                            Signature

                                    ____________________________________
                                                 Name (please print)

                                 **************

Return this signed notice to the Committee at the following address:

    ______________________________

    ______________________________

    ______________________________

    ______________________________

Received by Committee on: ______________________

By:_____________________________________________

                                  ATTACHMENT B

                                       TO

                              DOMINION HOMES, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                 ENROLLMENT FORM

                   1.00  Instructions for Completing This Form

You must complete, sign and return this form to the Committee at the address shown at the end of this form before you may participate in the Dominion Homes, Inc. Supplemental Executive Retirement Plan. However, before doing so, there are several things you should know.

First, the terms of your participation are described in a separate Notice of Participation. Be sure you review these terms carefully.

Second, several terms used in this form are defined in the Plan. These terms are capitalized. You should review the Plan document carefully to be sure you understand the effect of your elections.

Third, the elections you make in this form will remain in effect until they are changed. You may change the elections you make in this form. However, there are some limits on when these changes may be made and the time any changes become effective. These are explained in the Plan. You should ensure that you understand the effect of any change before it is made.

Fourth, if you change any of your elections, you may do so only by completing and delivering to the Committee (at the address shown at the end of this form) a revised form that includes:

        . All the information specified in Part 2.00 (Identification of Participant) of this form and sign Part 5.00 (Acknowledgement) of this form. This information is needed to ensure that the Committee is fully apprised of this information; and

        . The substance of the new election only [e.g., if you are naming a new Beneficiary, you need not complete other parts of this form, although
           Part 2.00 (Identification of Participant) always must be completed].

If you have any questions about this form, please contact the Committee at the address shown at the end of this form.

                       2.00  Identification of Participant

Note: This part of this form must be completed whenever you file this form; any revisions or elections made without completing this part of this form will be ignored.

Name: ____________________________________________________________________

Soc. Sec. No.: ___________________________________________________________

Date of Birth: ___________________________________________________________

Address: _________________________________________________________________

__________________________________________________________________________

                       3.00  Designation of Beneficiary

3.01   Primary Beneficiary:

I designate the following persons as my Primary Beneficiary or Beneficiaries to receive the portion of my Account that is not distributed to me after Termination but before my death (see Plan Section 5.00). This benefit will be paid, in the proportion specified, to:

       ______% to ________________________________________________________
                                  (Name)                     (Relationship)

       Address: __________________________________________________________


       ______% to ________________________________________________________
                                  (Name)                     (Relationship)

       Address: __________________________________________________________


       ______% to ________________________________________________________
                                  (Name)                     (Relationship)

       Address: __________________________________________________________


       ______% to ________________________________________________________
                                  (Name)                     (Relationship)

       Address: __________________________________________________________

3.02   Contingent Beneficiary:

If one or more of my Primary Beneficiaries dies before I die, I direct that any Plan death benefit that might otherwise have been paid to that Beneficiary:

       _____ Be paid to my other named Primary Beneficiaries in proportion to the allocation given above (ignoring the interest allocated to the deceased Primary Beneficiary); or

       _____ Be distributed among the following Contingent Beneficiaries.

       ______% to ________________________________________________________
                                  (Name)                     (Relationship)

       Address: __________________________________________________________


       ______% to ________________________________________________________
                                  (Name)                     (Relationship)

       Address: __________________________________________________________


       ______% to ________________________________________________________
                                  (Name)                     (Relationship)

       Address: __________________________________________________________


       ______% to ________________________________________________________
                                  (Name)                     (Relationship)

       Address: __________________________________________________________

                               4.00  Distributions

Normally, your Plan benefit will be distributed in a lump sum shortly after you Terminate. However, you may elect to have your Plan benefit distributed in as many as 10 annual installments and may elect to have your payment begin at some date after you Terminate (but benefits always must begin shortly after you reach age 65 or when you terminate employment, whichever is latest). However, these payment options are available only if this election is made at least 12 months before you Terminate.

Also, if you make this election but change your mind (e.g., you decide you do not want to receive annual installments), this election may be revoked but only if you deliver another completed Enrollment Form to the Committee before you Terminate. Any revocation delivered after that date will be ignored. Check as appropriate

       ____ Subject to Plan rules and restrictions, I choose to receive my Plan benefit in a lump sum as soon as administratively practicable after my ___ birthday (may not be later than 65).

Note: Your benefits will not begin before you terminate employment even if you work past age 65. In this case, benefits will begin as soon as administratively practicable after you terminate.

       ____ Subject to Plan rules and restrictions, I choose to receive my Plan benefit in _____ annual installments (may not be more than 10) beginning on:

             ____  As soon as administratively practicable after I Terminate; or

             ____ As soon as administratively practicable after my ____ birthday (may not be later than 65).

                              5.00  Acknowledgement

I acknowledge and agree, on my own behalf and on behalf of my Beneficiary and my heirs and assigns, that [1] the Plan is unfunded and is maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees (as defined in the Employee Retirement Income Security Act of 1974, as amended), [2] I may lose all or part of my Plan benefit (including any unpaid installments) if my Employer becomes bankrupt, [3] I may not earn a benefit for any period I am not an Eligible Employee, [4] I may change the elections made in this Enrollment Form only if I comply fully with the rules described in this form and in the Plan, [5] I have read and understand the terms of the Plan, [6] any disputes relating to the Plan must be resolved through procedures described in Plan Sections 7.07 and 7.08 and [7] I am solely responsible for ensuring that the Committee's files contain my current mailing address and that of my Beneficiary.


___________________________         ______________________________________
           Date                                               Signature


                                    ______________________________________
                                                    Name (please print)

                                 ***************

Return this signed form to the Committee at the following address:

       ________________________________

       ________________________________

       ________________________________

       ________________________________

Received by Committee on: __________________

By: ________________________________________